Exhibit 99.1

Media Contacts	Investor Contact
Anita Liskey, 312.466.4613	John Peschier, 312.930.8491
William Parke, 312.930.3467	CME-E
news@cmegroup.com www.cmegroup.mediaroom.com

FOR IMMEDIATE RELEASE

CME Group Inc. Reports 26 Percent Increase in First-Quarter Operating Income Driven By Highest Quarterly Revenue Ever

•	Record first-quarter revenue of $832 million, up 20 percent

•	Record quarterly revenue for both exchange-traded and over-the-counter cleared agricultural commodities, energy and metals products

CHICAGO, April 28, 2011 – CME Group Inc. (NASDAQ: CME) today reported that first-quarter revenues increased 20 percent to $832 million and operating income increased 26 percent to $524 million from the year-ago period. First-quarter 2011 operating margin was 63 percent, up from 60 percent in first-quarter 2010. Operating margin is defined as operating income as a percentage of total revenues.

First-quarter net income attributable to CME Group was $457 million and diluted earnings per share were $6.81. First-quarter 2011 results included a $164 million benefit within tax expense associated with a change in our expected effective tax rate and its impact on our deferred tax expense and the release of reserves related to a foreign investment. Excluding this benefit, first-quarter net income attributable to CME Group would have been $292 million and diluted earnings per share would have been $4.36.1

“CME Group delivered record revenue during the first quarter, demonstrating strength across the entire business while continuing to invest in future growth,” said CME Group Executive Chairman Terry Duffy. “Both supply and demand dynamics, as well as geopolitical change, lifted commodities, with both exchange-traded and OTC agricultural, energy and metals products all surpassing previous quarterly revenue highs, while financial products also grew significantly. We continued to expand our global reach and deliver excellent performance during non-U.S. trading hours, with average daily volume growing 27 percent to 1.75 million contracts during the quarter, an indication of the deepening liquidity in our globally relevant products. Further, performance metrics related to our partnerships with exchanges in Brazil, Malaysia and Korea were also strong for the quarter, in part due to the expanded distribution we were able to provide. In addition, we launched south-to-north order routing with our exchange partner in Mexico in April.”

1.	A reconciliation of the non-GAAP net income and non-GAAP EPS mentioned to the respective GAAP figures can be found within the Reconciliation of GAAP to Non-GAAP Measures chart at the end of the financial statements.

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“Record first-quarter revenues reflected an overall volume increase of nearly 20 percent, which led to strong bottom-line results,” said CME Group Chief Executive Officer Craig Donohue. “In today’s market, risk management is at the forefront of the new economic paradigm and it is clear that CME Group’s focus on delivering the most comprehensive offering possible to our clients is the right strategy. We continue to innovate by successfully extending our product suite, strengthening our technology advantage through co-location and other upgrades, and expanding our clearing services through over-the-counter initiatives. Next week, we will begin clearing 150 OTC energy and commodity products at CME Clearing Europe, providing our European clients with expanded flexibility and choice. We are optimistic that our organic growth strategy is gaining momentum, and we believe ongoing macroeconomic changes will be positive for our core business.”

CME Group Inc. First-Quarter GAAP Highlights

($s in millions, except per share)	Q1 FY11	Q1 FY10	Y/Y

Revenues	$832	$693	20%

Expenses	$307	$279	10%

Operating Income	$524	$415	26%

Operating Margin %	63.0%	59.8%

Net Income Attributable to CME Group	$457	$240	90%

Diluted EPS	$6.81	$3.62	88%

Non-GAAP

Net Income Attributable to CME Group[1]	$292	$240	22%

Diluted EPS[1]	$4.36	$3.62	20%

First-quarter 2011 average daily volume was 13.8 million contracts, up 19 percent compared with first-quarter 2010, representing the second highest quarterly volume ever. Clearing and transaction fee revenue of $691 million was the second highest ever and up 20 percent from $578 million in first-quarter 2010, driven by higher interest rate volume and record revenue across agricultural commodities, energy and metals product lines.

Despite near record volume, the first quarter total average rate per contract was 80.8 cents, down only two percent from first-quarter 2010, and down only one percent from fourth-quarter 2010. Although record volumes resulted in larger discounts, the relative stability in the rate per contract can be attributed to the strength of the product mix with strong growth coming from energy and agricultural products.

First-quarter 2011 operating expense was $307 million, up 10 percent compared with first-quarter 2010. First-quarter 2011 non-operating expense was $13 million, driven primarily by interest expense and borrowing costs of $30 million, offset by $19 million of investment income.

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CME Group will hold a conference call to discuss first-quarter 2011 results at 9:00 a.m. Eastern Time today. A live audio Webcast of the call will be available on the Investor Relations section of CME Group’s Web site at www.cmegroup.com. An archived recording will be available for up to two months after the call.

As the world's leading and most diverse derivatives marketplace, CME Group (www.cmegroup.com) is where the world comes to manage risk. CME Group exchanges offer the widest range of global benchmark products across all major asset classes, including futures and options based on interest rates, equity indexes, foreign exchange, energy, agricultural commodities, metals, weather and real estate. CME Group brings buyers and sellers together through its CME Globex® electronic trading platform and its trading facilities in New York and Chicago. CME Group also operates CME Clearing, one of the world’s leading central counterparty clearing providers, which offers clearing and settlement services for exchange-traded contracts, as well as for over-the-counter derivatives transactions through CME ClearPort®. These products and services ensure that businesses everywhere can substantially mitigate counterparty credit risk in both listed and over-the-counter derivatives markets.

CME Group is a trademark of CME Group Inc. The Globe Logo, CME, Globex and Chicago Mercantile Exchange are trademarks of Chicago Mercantile Exchange Inc. CBOT and the Chicago Board of Trade are trademarks of the Board of Trade of the City of Chicago, Inc. NYMEX, New York Mercantile Exchange and ClearPort are registered trademarks of New York Mercantile Exchange, Inc. COMEX is a trademark of Commodity Exchange, Inc. All other trademarks are the property of their respective owners.

Statements in this press release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. Among the factors that might affect our performance are: increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development, implementation and maintenance of the enhanced functionality required by our customers; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services, including our ability to provide effective services to the over-the-counter market; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to generate revenues from our processing services; our ability to maintain existing customers, develop strategic relationships and attract new customers; our ability to expand and offer our products outside the United States; changes in domestic and non-U.S. regulations; changes in government policy, including policies relating to common or directed clearing and changes as a result of legislation stemming from the implementation of the Dodd-Frank Act; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; our ability to generate revenue from our market data that may be reduced or eliminated by the growth of electronic trading, the state of the overall economy or declines in subscriptions; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our financial safeguards package to adequately protect us from the credit risks of clearing members; the ability of our compliance and risk management methods to effectively monitor and manage our risks, including our ability to prevent errors and misconduct; changes in price levels and volatility in the derivatives markets and in underlying fixed income, equity, foreign exchange, interest rate and commodities markets; economic, political and market conditions, including the volatility of the capital and credit markets and the impact of economic conditions on the trading activity of our current and potential customers stemming from the financial crisis that began in 2008 and any other future crises; our ability to accommodate increases in trading volume and order transaction traffic without failure or degradation of performance of our trading and clearing systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks and control the costs associated with our acquisition, investment and alliance strategy; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry and customer consolidation; decreases in trading and clearing activity; the imposition of a transaction tax or user fee on futures and options on futures transactions and/or the repeal of the 60/40 tax treatment of such transactions; the unfavorable resolution of material legal proceedings and the seasonality of the futures business. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the CME Group Web site. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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11-81

20 South Wacker Drive Chicago, Illinois 60606 cmegroup.com

CME Group Inc. and Subsidiaries

Consolidated Balance Sheets

(in millions)

	March 31, 2011	December 31, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$664.7	$855.2
Marketable securities	54.6	50.2
Accounts receivable, net of allowance	394.0	297.5
Other current assets (includes $40.0 and $- in restricted cash)	150.4	146.1
Cash performance bonds and guaranty fund contributions	3,323.9	4,038.5

Total current assets	4,587.6	5,387.5
Property, net of accumulated depreciation and amortization	797.0	786.8
Intangible assets - trading products	17,040.5	17,040.5
Intangible assets - other, net of accumulated amortization	3,420.2	3,453.3
Goodwill	7,985.4	7,983.6
Other assets (includes $20.0 and $- in restricted cash)	878.3	394.4

Total Assets	$34,709.0	$35,046.1

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$58.4	$51.8
Short-term debt	—	420.5
Other current liabilities	361.8	270.4
Cash performance bonds and guaranty fund contributions	3,323.9	4,038.5

Total current liabilities	3,744.1	4,781.2
Long-term debt	2,105.3	2,104.8
Deferred tax liabilities, net	7,811.1	7,840.4
Other liabilities	192.4	191.5

Total Liabilities	13,852.9	14,917.9
Redeemable non-controlling interest	68.6	68.1
Shareholders’ equity	20,787.5	20,060.1

Total Liabilities and Shareholders’ Equity	$34,709.0	$35,046.1

CME Group Inc. and Subsidiaries

Consolidated Statements of Income

(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended March 31,
	2011	2010
Revenues
Clearing and transaction fees	$691.3	$578.0
Market data and information services	107.0	87.6
Access and communication fees	11.5	10.9
Other	21.8	16.7

Total Revenues	831.6	693.2

Expenses
Compensation and benefits	122.3	98.8
Communications	9.9	10.1
Technology support services	12.0	12.2
Professional fees and outside services	30.7	31.2
Amortization of purchased intangibles	33.2	30.8
Depreciation and amortization	31.0	32.2
Occupancy and building operations	19.4	20.5
Licensing and other fee agreements	23.5	21.1
Other	25.5	21.6

Total Expenses	307.5	278.5

Operating Income	524.1	414.7

Non-Operating Income (Expense)
Investment income	18.8	11.1
Gains (losses) on derivative investments	(0.1)	6.0
Interest and other borrowing costs	(30.1)	(31.4)
Equity in net losses of unconsolidated subsidiaries	(1.1)	(1.5)

Total Non-Operating	(12.5)	(15.8)

Income Before Income Taxes	511.6	398.9

Income tax provision	(54.5)	(158.7)

Net Income	457.1	240.2
Less: Net income attributable to redeemable non-controlling interest	0.5	—

Net Income Attributable to CME Group	$456.6	$240.2

Earnings per Common Share Attributable to CME Group:
Basic	$6.83	$3.63
Diluted	6.81	3.62

Weighted Average Number of Common Shares:
Basic	66,857	66,234
Diluted	67,062	66,428

CME Group Inc.

Quarterly Operating Statistics

	1Q 2010	2Q 2010	3Q 2010	4Q 2010	1Q 2011
Trading Days	61	64	64	64	62

Quarterly Average Daily Volume (ADV)

CME Group ADV (in thousands)

Product Line	1Q 2010	2Q 2010	3Q 2010	4Q 2010	1Q 2011
Interest rates	5,120	6,074	5,020	5,566	6,424
Equities	2,815	3,455	2,809	2,545	2,906
Foreign exchange	887	1,035	866	887	961
Energy	1,609	1,798	1,657	1,581	1,973
Agricultural commodities	786	855	941	1,067	1,154
Metals	327	308	257	372	376

Total	11,544	13,525	11,550	12,018	13,794

Venue
Electronic	9,562	11,340	9,574	9,978	11,605
Open outcry	1,318	1,539	1,327	1,418	1,467
Privately negotiated	190	198	181	222	224

Exchange-traded Total	11,070	13,077	11,082	11,618	13,296
CME ClearPort	474	448	468	400	498

Total	11,544	13,525	11,550	12,018	13,794

Average Rate Per Contract (RPC)

CME Group RPC

Product Line	1Q 2010	2Q 2010	3Q 2010	4Q 2010	1Q 2011
Interest rates	$0.503	$0.481	$0.495	$0.496	$0.481
Equities	0.713	0.713	0.708	0.702	0.705
Foreign exchange	0.803	0.798	0.795	0.804	0.823
Energy	1.636	1.581	1.540	1.631	1.573
Agricultural commodities	1.244	1.282	1.256	1.219	1.271
Metals	1.734	1.749	1.791	1.708	1.732

Average RPC	$0.821	$0.790	$0.810	$0.813	$0.808

Venue
Exchange-traded	$0.754	$0.732	$0.747	$0.748	$0.740
CME ClearPort	2.392	2.489	2.292	2.704	2.630

Note: Average daily volume and rate per contract figures for prior periods have been revised due to standardizing NYMEX reporting conventions to follow CME Group’s treatment of post-trade transactions such as exercises, assignments and deliveries.

CME Group Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(in millions)

Quarter Ended March 31, 2011
GAAP Results
Revenues	$831.6
Expenses	307.5

Operating income	524.1

Operating margin	63.0%

Non-Operating income (expense)	(12.5)

Income before income taxes	511.6
Income tax provision	(54.5)
Effective tax rate	10.7%

Net income	$457.1
Less: Net income attributable to redeemable non-controlling interest	0.5

Net Income Attributable to CME Group	$456.6

Earnings per Common Share Attributable to CME Group:
Basic	$6.83
Diluted	6.81

Adjustments
Adjustment to income taxes[1]	(164.4)

Non-GAAP results, excluding adjustments
Revenues	$831.6
Expenses	307.5

Operating income	524.1

Operating margin	63.0%

Non-Operating income (expense)	(12.5)

Income before income taxes	511.6

Income tax provision	(218.9)

Effective tax rate	42.8%

Net income	$292.7
Less: Net income attributable to redeemable non-controlling interest	0.5

Net Income Attributable to CME Group	$292.2

Adjusted earnings per Common Share Attributable to CME Group:
Basic	$4.37
Diluted	4.36

Weighted Average Number of Common Shares:
Basic	66,857
Diluted	67,062

1)	Tax adjustment reflects $164 million benefit within tax expense associated with a change in our expected effective tax rate and its impact on our deferred tax expense and the release of reserves related to a foreign investment.